MASTER LEASE AGREEMENT


          THIS MASTER LEASE AGREEMENT ("Lease") is made and entered into this 23rd day of April, 1998, by and between PDS Financial Corporation - Nevada, a Nevada corporation ("Lessor"), whose address is 6171 McLeod Drive, Las Vegas, Nevada 89120-4048 and NevStar Gaming and Entertainment corporation, a Nevada corporation, d.b.a. Mesquite Star Hotel & Casino ("Lessee"), whose address is 3175 West Post Road, Las Vegas, NV 89193.

Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor in accordance with the terms and conditions contained herein, certain equipment more full described in the Lease Schedule or Schedules, referred to herein as a "Lease Schedule," as may from time to time be executed by Lessee. All equipment described in such Lease Schedules shall be collectively referred to as the "Equipment" and individually referred to as a "Unit" and is to be in stalled in and to be used in connection with the business location described in a particular Lease Schedule ("Premises").
          NOW THEREFORE, Lessor and Lessee agree as follows:
1. LEASE. This Lease establishes the general terms and conditions by which Lessor shall lease the equipment to Lessee. Each Lease Schedule shall be in the form provided by Lessor and shall incorporate by reference the terms of this Lease.
2.  TERM: RENT AND PAYMENT.
          2.1 Term. The term of this Lease shall commence on the date set forth in each Lease Schedule (the "Commencement Date") and continue as specified in such Lease Schedule ("Term").
          2.2 Rent and Payment. Lessee's obligation to pay rent for the Equipment shall commence on the Commencement Date and continue for the Term. The Basic Rent set forth on the Lease Schedule shall be payable on the Commence Date and on the same day of each month thereafter ("Rent Date"). Any amounts payable by Lessee, other than Basic Rent, shall be deemed Additional Charges and shall be payable on the Rent Date next following the date upon which they accrue or the last day of the Term, whichever is earlier. Lessee shall make all payments at the address of Lessor set forth above or at such other address as Lessor may designate in writing. As used herein, the term "Rent" shall mean all Basic Rent and Additional Charges.
          2.3 Late Charge. If any Rent is not received by Lessor or its assignees within thirty (30) days of when due, a late charge on such Rent shall be due and payable with such Rent in an amount equal to four percent (4%) of the amount past due or any part thereof, as reimbursement for administrative costs and not as a penalty.
          2.4 Lessor's Performance of Lessee's Obligations. If lessee fails to comply with any of its covenants or obligations herein, Lessor may, at its option, perform such covenants or obligations on Lessee's behalf without thereby waiving such conditions or obligations or the failure to comply therewith and all sums advanced by Lessor in connection therewith shall be repayable by Lessee as Additional Charges. No such performance shall be deemed to relieve Lessee of its obligations herein.
3. CERTIFICATE OF ACCEPTANCE. Lessee shall deliver to Lessor a certificate of delivery, installation and acceptance ("Certificate of Acceptance") in the form provided by the Lessor.
4. NET LEASE. This Lease including each Lease Schedule is a net lease and Lessee's obligation to pay all Rent due and the rights of Lessor or its assignees in, and to, such Rent shall be absolute and unconditional under all circumstances, notwithstanding: (i) any setoff, abatement, reduction, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, its assignees, the manufacturer or seller of any Unit, or any other person for any reason whatsoever, including, without limitation, any breach by Lessor of this Lease; (ii) any defect in title, condition, operation, fitness for use, or any damage to or destruction of, the Equipment; (iii) any interruption or cessation of use or possession of the Equipment for any reason whatsoever; or (iv) any insolvency, bankruptcy, reorganization or similar proceedings instituted by or against Lessee.
5.  LOCATION: USE: MAINTENANCE; IDENTIFICATION AND INSPECTION.
          5.1 Location, Use, Maintenance and Repairs. A) Lessee shall keep and use the Equipment on the Premises and shall not relocate or remove any Unit unless Lessor consents, in writing, prior to its relocation or removal.
B) Lessee shall at all times and, at its sole cost and expense, properly use and maintain the Equipment in good operating condition, other than the normal wear and tear, and make all necessary repairs, alterations and replacements thereto (collectively, "Repairs"), all of which shall immediately become the property of Lessor and subject to this Lease. Lessee shall comply with the manufacturer instructions relating to the Equipment, and any applicable laws and governmental regulations. c) Lessee shall pay all costs and expenses associated with removal and return of the Equipment.
          5.2 Identification and Inspection. Upon request by Lessor, Lessee shall mark each Unit conspicuously with appropriate labels or tags furnished by Lessor and maintain such markings through the Term to clearly disclose that said Unit is being leased from Lessor. Subject to Lessee's reasonable security requirements, Lessee shall permit Lessor's representatives to enter the Premises where any Unit is located to inspect such Unit.
6.  LOCATION: LIENS AND ENCUMBRANCES.
           6.1 Personal Property. Each Unit is personal property and Lessee shall not affix any Unit to realty so as to change its nature to a fixture or real property and agrees that each Unit shall remain personal property during the Term. Lessor expressly retains ownership and title to the Equipment. Lessee hereby agrees that it shall be responsible for all of Lessors obligations as required by the state gaming laws and regulations regarding maintenance, use, possession and operation of the Equipment. Lessee hereby authorizes, empowers, and grants a limited power of attorney to Lessor to record and/or execute and file, on Lessee's behalf, any certificates, memorandums, statements, refiling, and continuations thereof as Lessor deems reasonably necessary or advisable to preserve and protect its interest hereunder. The parties intend to create a lease agreement and the relationship of lessor and lessee between themselves. Nothing in this Lease shall be construed or interpreted to create or imply the existence of a finance lease or installment lease contract. Lessor makes no representation regarding the treatment of this Lease, the Equipment or the payment of obligations under this Lease for financial statement reporting or tax purposes.
          6.2 Liens and Encumbrances. Unless otherwise provided herein, Lessee shall not directly or indirectly create, incur or suffer a mortgage, claim, lien, charge, encumbrance or the legal process of a creditor of Lessee of any kind upon or against this Lease or any Unit. Lessee shall at all times protect and defend, at its own cost and expense, the title of Lessor from and against such mortgages, claims, liens, charges, encumbrances and legal processes of creditors of Lessee and shall keep all the Equipment free and clear from all such claims, liens and legal processes. If any such lien or encumbrance is incurred, Lessee shall immediately notify Lessor and shall take all actions required by Lessor to remove the same.
7.  RETURN OF EQUIPMENT.
          7.1 Duty of Return. At the expiration of the Term or upon termination of the Lease, Lessee at its expense shall return each Unit to Lessor or its designee at the Lessor's place of business in Las Vegas, Nevada, in accordance with appropriate gaming laws and regulations. Each Unit shall conform to all of the manufacturer's specifications and gaming laws and regulations with respect to normal function, capability, design and condition (less normal wear and tear).
          7.2 Failure to Return. If lessee fails to return the Equipment or any portion thereof, as provided above, within fourteen (14) days following expiration of the term or termination of the Lease, then Lessee shall pay to Lessor an additional month's Rent for each month, or any portion thereof, that Lessee fails to comply with the terms of this return provision, until all of the Equipment is returned, as provided herein.
8.  RISK OF LOSS: INSURANCE.
          8.1 Risk of Loss. Lessee shall bear the risk of all loss or damage to any Unit or caused by any Unit during the period from the time the Unit is shipped by its vendor until the time it is returned as provided herein.
          8.2 Unit Replacement. If any Unit is lost, stolen, destroyed, seized by governmental action or, in Lessee's opinion or Lessor's opinion, damaged ("Event of Loss"), this Lease shall remain in full force and effect without abatement of Rent and Lessee shall promptly replace such Unit at its sole expense with a Unit of equivalent value and utility, and similar kind and in substantially the same condition as the replaced Unit immediately prior to the Event of Loss. Title to such replacement unit immediately shall vest and remain in Lessor, and such unit shall be deemed a Unit under this Lease. Upon such vesting of title and provided Lessee is not in default under this Lease, Lessor shall cause to be paid to Lessee or the vendor of the replacement unit any insurance proceeds actually received by Lessor for the replacement Unit. Lessee shall promptly notify Lessor of any Event of Loss and shall provide Lessor with and shall enter into, execute and deliver such documentation as Lessor shall request with respect to the replacement of any such Unit.
          8.3 Insurance. Lessee shall obtain and maintain in full force and effect all risk, full replacement cost property damage insurance on the
Premises: (i) comprehensive personal liability, (ii) all risk property damage on the Equipment in amounts reasonably acceptable to Lessor, and
(iii) workers compensation insurance. Such insurance shall: (i) name Lessor and its Assignees, if any, as additional insureds and first loss payees as their interests may appear; and (ii)provide that the policy may not be canceled or materially altered without thirty (30) days prior written notice to Lessor and its Assignees. All such insurance shall be placed with companies having a rating of at least A, Class XII or better by Best's rating service. Lessee shall furnish to Lessor, upon request and throughout the Term, insurance certificates of a kind satisfactory to Lessor and its Assignees showing the existence of the insurance required hereunder and premium paid.
9. LESSOR'S PURCHASE AND PERFORMANCE. Upon receipt of a Lease Schedule executed and delivered by Lessee, Lessee shall bear all responsibilities and perform all obligations of Lessor thereunder other than payment of the purchase price.
10.  TAXES.
          10.1 Taxes. Lessee agrees to report, file, pay promptly when due to the appropriate taxing authority and indemnify, defend, and hold Lessor harmless from and against any and all taxes (including gross receipts), assessments, license fees and other federal, state or local governmental charges of any kind or nature, together with any penalties, interest or fines related thereto (collectively, "Taxes") that pertain to the Equipment, its purchase, or this Lease, except such Taxes based solely upon the net income of Lessor.
          10.2 Lessor's Filing of Taxes. Notwithstanding the foregoing, Lessor at its election may report and file sales and/or use taxes which are filed and paid periodically through the Term, and the amounts so due may be invoiced to Lessee and payable as specified therein.
11. INDEMNIFICATION. Except for the negligence of Lessor, its employees or agents and assigns, Lessee hereby assumes liability for and agrees to indemnify, defend, protect, save and hold harmless the Lessor, its agents, employees, directors and assignees from and against any and all losses, damages, injuries, claims, penalties, demands and all expenses, legal or otherwise (including reasonable attorneys' fees) of whatever kind and nature arising from the purchase, ownership, use, condition, operation or maintenance of the Equipment, until the Equipment is returned to Lessor.
Any claim, defense, setoff, or other right of Lessee against any such indemnified party shall not in any way affect, limit or diminish Lessee's indemnity obligations hereunder. Lessee shall notify Lessor immediately as to any claim, suit, action, damage, or injury related to the Equipment of which Lessee has actual or other notice and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand. Lessee agrees that its obligations under this Section 11 shall survive the expiration or termination of this Lease.
12. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that: (i) the making of this Lease and any Lease Schedule executed by Lessee is duly authorized on the part of Lessee and that upon due execution thereof by Lessee and Lessor they shall constitute valid obligations binding upon, and enforceable against, Lessee in accordance with their terms; (ii) neither the making of this Lease or such Lease Schedule, nor the due performance by Lessee, including the commitment and payment of the Rent, shall result in any breach of, or constitute a default under, or violation of, Lessee's articles of incorporation, by-laws, or any agreement to which Lessee is a party or by which Lessee is bound; (iii) no approval or consent not already obtained or withholding of objection is required from any governmental authority with respect to the entering into, or performance of this Lease or any Lease Schedule by Lessee; (iv) Lessee has obtained all licenses and permits required applicable laws or regulations (the "Gaming Laws") for the operation of its business.
13. DISCLAIMERS; MANUFACTURERS WARRANTIES. LESSEE ACKNOWLEDGES THAT EACH UNIT IS OF THE DESIGN, CAPACITY AND MANUFACTURE SPECIFIED FOR AND BY THE LESSEE AND THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR LESSEE'S PURPOSES. LESSEE AGREES, REGARDLESS OF CAUSE, NOT TO ASSERT ANY CLAIM WHATSOEVER AGAINST LESSOR FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL DAMAGES. LESSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE EQUIPMENT WHETHER EXPRESSED OR IMPLIED. Without limiting the generality of the foregoing it is intended by the parties to exclude any and all implied warranties of merchantability and fitness for particular purposes. NO SALESMAN OR AGENT OF LESSOR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OF THIS LEASE OR MAKE ANY REPRESENTATION REGARDING THE EQUIPMENT.
14.  ASSIGNMENT OF LEASE.
          14.1 Assignment by Lessor. Lessee acknowledges and agrees that Lessor may assign, mortgage, or otherwise transfer its interest thereunder and/or in the Equipment to others ("Assignees") without consent of Lessee, provided however that Lessee shall be notified of any assignment. Accordingly, Lessee and Lessor agree that upon such assignment, Lessee (i) shall acknowledge such assignment in writing by executing a Notice, Consent and Acknowledgment of Assignment furnished by Lessor; (ii) shall promptly pay all Rent when due to the designated Assignees, notwithstanding any defense, setoff, abatement, recoupment, reduction or counterclaim whatsoever that Lessee may have against Lessor; (iii) shall not permit the Lease or Lease Schedule so assigned to be amended or the terms thereof waived without the prior written consent of the Assignees; (iv) shall not require the Assignees to perform any obligations of Lessor under such Lease Schedule;
(v) shall not terminate or attempt to terminate the Lease or Lease Schedule on account of any default by Lessor; and (vi) acknowledges that any Assignee may reassign its rights and interest with the same force and effect as the assignment described herein.
          14.2 Assignment or Sublease by Lessee. Lessee shall not assign this Lease or any Lease Schedule or assign its rights in or sublet the Equipment, or any interest therein without Lessor's and its Assignee's prior written consent, which consent shall not be unreasonably withheld.
15.  FINANCIAL INFORMATION; FURTHER ASSURANCES.
          15.1 Financial Information. Throughout the Term, Lessee shall deliver to Lessor copies of the Lessee's quarterly reports (Form 10-QSB), annual reports (Form 10-KSB) and monthly Condensed Financial Statements (NGCB Form ER101), as well as such other information regarding Lessee reasonably requested by Lessor or its Assignees.
          15.2 Further Assurances. Lessee shall execute and deliver to Lessor, such other documents, and take such further action as Lessor may request, in order to effectively carry out the intent and purposes of this Lease and the Lease Schedules. All documentation shall be in a form acceptable to Lessor and its Assignees.
          15.3 Lease Agreement. If any court of competent jurisdiction should determine that this Lease constitutes a security arrangement as opposed to a true lease, the parties then agree that this Lease shall constitute a security agreement within the meaning of the Uniform Commercial Code and that the Lessor shall be considered a secured party under the provisions thereof and shall be entitled to all the rights and remedies of a secured party and Lessee, as debtor, grants to Lessor, as secured party, a security interest in the Equipment; provided nothing herein shall be construed nor shall the inclusion of this paragraph be interpreted as derogating from the stated intent and contractual understanding of the parties that this is a true lease.
16.  DEFAULT BY LESSEE; REMEDIES.
          16.1 Default by Lessee. Lessee shall be in default upon the occurrence of any one of the following events ("Event of Default"): (a) failure to pay Rent when due; (b) failure to perform any other term, condition or covenant of this Lease or any Lease Schedule; (c) Lessee ceases or is enjoined, restrained or in any way prevented from conducting business as a going concern; (d) if any proceeding is filed by or against the Lessee for an assignment for the benefit of creditors, a voluntary or involuntary petition in bankruptcy, or if Lessee is adjudicated a bankrupt or an insolvent; (e) Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet the Equipment or any Unit thereof; (f) any Unit is attached, levied upon, encumbered, pledged, or seized under any judicial process; (g) any warranty or representation made or furnished to the Lessor by or on behalf of the Lessee is false in any material respect when made or furnished; (h) failure to maintain in full force and effect the licenses and permits required under the Gaming Laws for the operation of Lessee's business; (i) failure to comply with all gaming regulations; or (j) any change in control of the Lessee or its business unless approved by Lessor, which approval will not be unreasonably withheld.
          16.2 Lessor Remedies. Lessee acknowledges that the enforcement of this Lease may require approval of certain regulatory authorities and that copies of all Default Notices, legal proceedings, etc. will be forwarded to the appropriate agency as required by state law or regulation. Lessee further acknowledges that upon any Event of Default, and at any time thereafter, Lessor, may in addition to any and all rights and remedies it may have at law or in equity, without notice to or demand upon Lessee at its sole option: (i) declare the aggregate Rent then accrued and unpaid together with the balance of any Rent to be immediately due and payable; (ii) proceed by appropriate court action or other proceeding, either at law or in equity to enforce performance by Lessee of any and all covenants of this Lessee;
(iii) on written notice to Lessee, terminate any of Lessee's rights under this Lease or Schedule in which event Lessee shall immediately surrender and return the Equipment to Lessor pursuant to the provisions hereof; and (iv) subject to appropriate Gaming Laws, rules, laws and regulations, and required approvals, take possession, sell and/or re-lease any Unit as Lessor may desire, in its sole discretion.
          Lessor's rights and remedies herein are cumulative and in addition to any rights or remedies available at law or in equity including the Uniform Commercial Code, and may be exercised concurrently or separately. Lessee shall pay all costs, expenses, losses, damages and legal costs (including reasonable attorneys' fees) incurred by Lessor and its Assignees as a result of enforcing any terms or conditions of the Lease or any Schedules. A termination hereunder shall occur only upon written notice by Lessor to Lessee and no repossession or other act by Lessor after default shall relieve Lessee from any of its obligations to Lessor hereunder unless Lessor so notifies Lessee in writing.
          16.3 Article 2A Waivers. In th4 event that Article 2A of the Uniform Commercial Code is adopted under applicable law and applies to this Lease, then Lessee, to the extent permitted by law, waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of such Article 2A, including, but not limited to Lessee's rights to:
(i) cancel or repudiate this Lease; (ii) reject or revoke acceptance of the Equipment; (iii) claim, grant or permit a security interest in the Equipment in Lessee's possession or control for any reason; (iv) deduct from Rent all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (v) accept partial delivery of the Equipment; (vi) "cover" by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in this Lease; and (vii) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies, including, without limitation, any limit on the determination of the amount of Lessor's Loss provided in Article 2A of the Uniform Commercial Code.
17.  MISCELLANEOUS.
          17.1. Notices. Except as otherwise required by law, all notices required herein shall be in writing and sent by prepaid certified mail or by courier, addressed to the party at the address of the party specified herein or such other address designated in writing. Notice shall be effective upon the earlier of its receipt or four (4) days after it is sent.
          17.2 Survival of Indemnities. All indemnities of Lessee shall survive and continue in full force and effect for events occurring prior to the return of the Equipment to the Lessor, notwithstanding the expiration or termination of the Term.
          17.3 Counterparts. Each Lease and any Lease Schedule may be executed in counterparts.
          17.4 Multiple Lessees. If more than one Lessee is named in this Lease or a Lease Schedule the liability of each shall be joint and several.
          17.5 Titles. Section titles are not intended to have legal effect or limit or otherwise affect the interpretation of this Lease or any Lease Schedule.
          17.6 Waiver. No delay or omission in the exercise of any right or remedy herein provided or otherwise available to Lessor, or prior course of conduct, shall impair or diminish Lessor's rights to exercise the same or any other right of Lessor; nor shall any obligation of Lessee hereunder be deemed waived. The acceptance of rent by Lessor after it is due shall not be deemed to be a waiver of any breach by Lessee of its obligations under this Lease or any Lease Schedule.
          17.7 Successors. This Lease and each Lease Schedule shall inure to the benefit of and be binding upon Lessor and Lessee and their respective successors in interest.
          17.8 Not an Offer. Neither this Lease nor any Lease Schedule shall be deemed to constitute an offer or be binding upon Lessor until executed by Lessor's authorized officer.
          17.9 Severability. If any provisions of this Lease or any Lease Schedule shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provision thereof shall not be affected or impaired in any way.
          17.10 Modification. Lessor and Lessee agree that any modifications to this Lease or any Lease Schedule shall be in writing and shall be signed by both parties and their last known assignees, if any.
          17.11 Lease Irrevocable. This Lease is irrevocable for the full Term hereof and the Rent shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by the Lessor or for any other reason.
          17.12 Governing Law. This Lease and each Lease Schedule are entered into under and shall be construed in accordance with, and governed by the laws of the State of Nevada.
          17.13 Riders. In the event that any riders are attached hereto and made a part hereof and if there is a conflict between the terms and provisions of any rider, including any Lease Schedule and the terms and provisions herein, the terms and provisions of the rider or Lease Schedule shall control to the extent of such conflict.
          17.14 Entire Agreement. LESSEE REPRESENTS THAT IT HAS READ, RECEIVED, RETAINED A COPY OF AND UNDERSTANDS THIS LEASE, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. LESSOR AND LESSEE AGREE THAT THIS LEASE, ALL RIDERS, LEASE SCHEDULES, OR EXHIBITS HERETO, AND THE LEASE SCHEDULES SHALL CONSTITUTE THE ENTIRE AGREEMENT AND SUPERSEDE ALL PROPOSALS, ORAL OR WRITTEN, ALL PRIOR NEGOTIATIONS AND ALL OTHER COMMUNICATIONS BETWEEN LESSOR AND LESSEE WITH RESPECT TO ANY UNIT.
          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed on the date set forth by their authorized representatives.

LESSEE:                                  LESSOR:

NEVSTAR GAMING & ENTERTAINMENT CORP.     PDS FINANCIAL CORPORATION - NEVADA,
a Nevada corporation                     a Nevada corporation

By://Jeffrey L Gilbert                   By://Robert Mann
Its: COO, President                      Its: Executive Vice President
     Jeffrey L Gilbert                        Robert Mann

         LEASE SCHEDULE NO. 1 TO MASTER LEASE AGREEMENT


         This Lease Schedule No. 1 is attached to and made a part of the Master Lease Agreement ("Lease") between PDS Financial Corporation - Nevada, a Nevada corporation ("Lessor"), and NevStar Gaming and Entertainment Corporation, a Nevada corporation d.b.a. Mesquite Star Hotel & Casino ("Lessee"), dated April 23, 1998.

     1. Description of Equipment: The Equipment listed on Attachment "A" to this Lease Schedule is added to the Equipment leased under the Lease and made subject to the provisions of the Lease.

     2. Commencement Date: The commencement Date for the Equipment leased under this Schedule will be the date the Equipment is delivered and accepted by the Lessee.

     3. Term: The Term shall commence on the Commencement Date and shall continue for 36 consecutive months.

     4. The Basic Rent due each month during the Term for the Equipment described herein is as follows:

     a. The first payment of Basic Rent under this Lease Schedule in an amount equal to $25,351.27 shall be due and payable on August 1, 1998.

     b. Payment of the Basic Rent in the amount of $25,351.27 shall be due and payable on August 1, 1998 and on the 1st day of each month thereafter for 35 consecutive months through and including July 1, 2001.

     c. In addition to the monthly Basic Rent due as set forth above, Lessee shall pay Lessor an amount equal to all taxes which may be imposed by any Federal, State or local authority from time to time.

     5. Security Deposit: Lessee shall pay to Lessor, due upon execution of this Schedule, a Security Deposit in the amount of $25,351.27. The Security Deposit will be held by the Lessor for the Term of the Lease and will be returned to Lessee upon satisfactory completion of the terms and conditions of the Lease.

     6. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.

Dated:   5/7    ,1998

LESSEE:                                 LESSOR:

NevStar Gaming & Entertainment Corp.    PDS Financial Corporation - Nevada
a Nevada corporation                    a Nevada corporation



By://Jeffrey L. Gilbert                 By:// Robert Mann
Its: COO, President                     Its: Executive Vice President
     Jeffrey L. Gilbert                      Robert Mann

LEASE SCHEDULE NO. 1 TO MASTER LEASE AGREEMENT


         This Lease Schedule No. 1 is attached to and made a part of the Master Lease Agreement ("Lease") between PDS Financial Corporation - Nevada, a Nevada corporation ("Lessor"), and NevStar Gaming and Entertainment Corporation, a Nevada corporation d.b.a. Mesquite Star Hotel & Casino ("Lessee"), dated April 23, 1998.

     1. Description of Equipment: The Equipment listed on Attachment "A" to this Lease Schedule is added to the Equipment leased under the Lease and made subject to the provisions of the Lease.

     2. Commencement Date: The commencement Date for the Equipment leased under this Schedule will be the date the Equipment is delivered and accepted by the Lessee.

     3. Term: The Term shall commence on the Commencement Date and shall continue for 36 consecutive months.

     4. The Basic Rent due each month during the Term for the Equipment described herein is as follows:

     a. The first payment of Basic Rent under this Lease Schedule in an amount equal to $16,247.47 shall be due and payable on August 1, 1998.

     b. Payment of the Basic Rent in the amount of $16,247.47 shall be due and payable on August 1, 1998 and on the 1st day of each month thereafter for 35 consecutive months through and including July 1, 2001.

     c. In addition to the monthly Basic Rent due as set forth above, Lessee shall pay Lessor an amount equal to all taxes which may be imposed by any Federal, State or local authority from time to time.

     5. Security Deposit: Lessee shall pay to Lessor, due upon execution of this Schedule, a Security Deposit in the amount of $16,247.47. The Security Deposit will be held by the Lessor for the Term of the Lease and will be returned to Lessee upon satisfactory completion of the terms and conditions of the Lease.

     6. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.

Dated:   5/7    ,1998

LESSEE:                                 LESSOR:

NevStar Gaming & Entertainment Corp.    PDS Financial Corporation - Nevada
a Nevada corporation                    a Nevada corporation



By://Jeffrey L. Gilbert                 By:  Robert Mann
Its: COO, President                     Its: Executive Vice President
     Jeffrey L. Gilbert                      Robert Mann